Exhibit (j)

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders

Transparent Value Trust:

We consent to the use of our report incorporated by reference herein and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois January 28, 2011